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                                                                       EXHIBIT 3

                                AMENDMENT NO. 11
                                       TO
                              TRANSACTION AGREEMENT

      This Amendment No. 11 ("AMENDMENT") to the Transaction Agreement dated as of July 8, 1998, as amended by Amendment No. 1 dated as of December 18, 1998, by Amendment No. 2 dated as of February 18, 1999, by Amendment No. 3 dated as of May 14, 1999, by Amendment No. 4 dated as of June 30, 1999, by Amendment No. 5 dated as of June 30, 1999, by Amendment No. 6 dated as of November 18, 1999, by Amendment No. 7 dated as of August 1, 2000, by Amendment No 8 dated as of December 20, 2000, by Amendment No. 9 dated as of March 13, 2001, and by Amendment No. 10 dated as of November 9, 2001 (as so amended, the "ORIGINAL AGREEMENT"), is made as of December 19, 2001, among Choice One Communications Inc. (the "CORPORATION") and the persons listed on the signature pages hereto.

      WHEREAS, the Corporation, certain of its subsidiaries and FairPoint Communications Solutions, Corp. ("FairPoint"), have entered into a Network Transition Agreement, dated as of November 7, 2001 (the "NTA");

      WHEREAS, the NTA contemplates that the Original Agreement will be amended to provide for a Board seat for a designee of FairPoint on the terms specified below; and

      WHEREAS, the parties desire to amend the Original Agreement to provide for certain governance arrangements to be effective upon closing of the transactions contemplated by the NTA;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      SECTION 1. AMENDMENTS TO SECTION 5.03. Section 5.03(b) of the Original Agreement is hereby amended by (a) deleting "and" after the semicolon at the end of clause (iv), (b) inserting "; and" at the end of clause (v) before the period, and (c) inserting thereafter the following new clause (vi):

      "(vi) the Chief Executive Officer of FairPoint Communications Solutions Corp. (or other designee of FairPoint Communications Solutions Corp. approved by the Board of Directors, which approval shall not be unreasonably withheld) shall be designated as a director until the first date on which FairPoint Communications Solutions Corp. no longer beneficially owns at least 2,500,000 (which number shall be appropriately adjusted to take into account stock splits, stock combinations, stock dividends or other similar transactions) shares of Common Stock."

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      SECTION 2. AMENDMENT TO SECTION 9.04. Section 9.04 is hereby amended by adding to the end thereof a new sentence which reads: "Notwithstanding any of the above, any amendment to Section 5.03(b)(vi) which adversely affects FairPoint Communications Solutions Corp. shall also require the prior written consent of FairPoint Communications Solutions Corp., as a third party beneficiary, even though it is not a party to this Agreement."

      SECTION 3. OTHER DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined have the meanings ascribed to them in the Original Agreement.

      SECTION 4 EFFECTIVENESS; EFFECT OF AMENDMENT; GOVERNING LAW. The amendments to Sections 5.03(b) and 9.04 effected by Sections 1 and 2 hereof shall not become effective until closing of the transactions contemplated by the NTA. Except as amended hereby, the Original Agreement shall remain unchanged. The Original Agreement, as amended hereby, shall remain in full force and effect. This Amendment shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to conflict of laws principles.

      SECTION 5. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                  CHOICE ONE COMMUNICATIONS INC.


                                  By: /s/ Steve M. Dubnik
                                     --------------------
                                     Steve M. Dubnik
                                     Chairman and Chief Executive Officer


                                  MANAGEMENT MEMBERS

                                  By: /s/ Steve M. Dubnik
                                     --------------------
                                     Steve M. Dubnik, as a Management
                                     Member and as Chief Executive Officer
                                     of Choice One Communications Inc.


                                     /s/ Mae Squier-Dow
                                     ------------------
                                     Mae Squier-Dow


                                     /s/ Kevin Dickens
                                     -----------------
                                     Kevin Dickens


                                     /s/ Philip Yawman
                                     -----------------
                                     Philip Yawman


                                     /s/ Ajay Sabherwal
                                     ------------------
                                     Ajay Sabherwal


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                                  INVESTOR MEMBERS

                                  MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                                  By  MSCP III, LLC, its general partner
                                  By  Morgan Stanley Capital Partners III,
                                        Inc., its Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its   MANAGING DIRECTOR


                                  MSCP III 892 INVESTORS, L.P.

                                  By  MSCP III, LLC, its general partner
                                  By  Morgan Stanley Capital Partners III,
                                        Inc., its Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its   MANAGING DIRECTOR


                                  MORGAN STANLEY CAPITAL INVESTORS, L.P.

                                  By  MSCP III, LLC, its general partner
                                  By  Morgan Stanley Capital Partners III,
                                        Inc., its Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its  MANAGING DIRECTOR

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                                  MORGAN STANLEY DEAN WITTER
                                      CAPITAL PARTNERS IV, L.P.
                                  By  MSDW Capital Partners IV, LLC, its
                                        general partner
                                  By  MSDW Capital Partners IV, Inc., its
                                      Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its   MANAGING DIRECTOR


                                  MSDW IV 892 INVESTORS, L.P.
                                  By  MSDW Capital Partners IV, LLC, its
                                        general partner
                                  By  MSDW Capital Partners IV, Inc., its
                                      Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its   MANAGING DIRECTOR


                                  MORGAN STANLEY DEAN WITTER
                                      CAPITAL INVESTORS IV, L.P.
                                  By  MSDW Capital Partners IV LLC, its
                                        general partner
                                  By  MSDW Capital Partners IV, Inc., its
                                      Member

                                  By   /s/ Illegible
                                     --------------------------------------

                                  Its   MANAGING DIRECTOR

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                                  FLEET VENTURE RESOURCES, INC.

                                  By:  /s/ Robert M. Van Degna
                                     --------------------------------------
                                      Robert M. Van Degna
                                      Under Power of Attorney Dated 8/4/00


                                  FLEET EQUITY PARTNERS VI, L.P.

                                  By: Silverado IV Corp., its General Partner

                                  By:  /s/ Robert M. Van Degna
                                     --------------------------------------
                                      Robert M. Van Degna
                                      Chairman & CEO


                                  CHISHOLM PARTNERS III, L.P.

                                  By: Silverado III, L.P., its General Partner
                                  By:  Silverado III Corp., its General Partner

                                  By:  /s/ Robert M. Van Degna
                                     --------------------------------------
                                      Robert M. Van Degna
                                      Chairman & CEO


                                  KENNEDY PLAZA PARTNERS

                                  By:  /s/ Robert M. Van Degna
                                     --------------------------------------
                                      Robert M. Van Degna
                                      Managing General Partner


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                                  WALLER-SUTTON MEDIA PARTNERS, L.P.


                                  By  Waller Sutton Media, L.L.C. its general
                                      partner

                                  By   /s/ Bruce Hernandez
                                     --------------------------------------
                                      Bruce Hernandez
                                      Chief Executive Officer